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                                                                   EXHIBIT 10.45

                         AGREEMENT RELATED TO SEVERANCE

This Agreement (this "Agreement"), dated as of November 22, 2002, is between Paradigm Genetics, Inc., a Delaware corporation ("Paradigm") and James D. Bucci, currently employed as Paradigm's Vice President of Human Resources ("Executive"). This document supercedes the Employment Agreement dated May 1, 2002 with changes incorporated at the request of the Paradigm Board of Directors.

1. As an inducement for Executive to remain in his current position, Paradigm agrees that Executive will be entitled to the severance benefits described in Paragraph 3 if Executive's employment with Paradigm is terminated without "Cause". For purposes of this Agreement, Cause" for termination shall mean: (a) conviction of, or pleading guilty or nolo contendere to, a felony or other crime involving theft, fraud or moral turpitude; (b) drug or alcohol abuse; (c) Executive's material breach of this Agreement, including failure to cure unsatisfactory job performance after written notice and a 60 day period to cure; (d) Executive's refusal to abide by or comply with the directives of the Board; (e) Executive's dishonesty, fraud, or misconduct with respect to the business affairs of the Company, including, without limitation, fraud, misappropriation or embezzlement;
      (f) intentional damage of any property worth in excess of $1,000 of the Company; or (g) conduct by Executive which demonstrates gross unfitness to serve.

2. In return for the severance benefits described in Paragraph 3, which Executive acknowledges exceed the benefits to which Executive otherwise is entitled, Executive agrees to execute a release in a form substantially similar to the release attached to this Agreement as Attachment A. The release will be dated as of Executive's final day of employment.

3. If Executive is terminated by Paradigm without Cause, Executive shall be entitled to the following benefits:

      a) Paradigm will continue to pay Executive his current salary and provide his current healthcare benefits (less applicable deductions and withholdings) for up to twelve (12) months following the Executive's final date of employment. Executive must use diligent documented efforts to obtain employment. Executive will continue to receive salary and benefits as set forth above during this twelve
            (12) month period as long as he is unable to secure comparable regular, full time employment or a consulting engagement lasting for more than six (6) months.

      b) If the Company is acquired or a change of control of ownership with respect to the Company (as defined below) occurs at anytime during the twelve (12) month severance period, described above, all amounts of salary and the cash equivalent of the cost of COBRA expense for the remainder of the twelve (12) month period shall be due and payable to Executive in full.

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      c)    If the Company is acquired or a change of control of ownership with respect to the Company (as defined below) occurs, Paradigm will increase two-fold the amount of stock options otherwise vested up to 100%. If redundancy occurs within twelve (12) months of a change of control, Executive is entitled to a full twelve (12) months of severance pay on a non-contingent basis.

            "Change of Control" means the occurrence of any of the following events: (a) Ownership. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or (b) Merger/Sale of Assets. A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

4. Executive agrees that for the longer of twelve (12) months after the separation of his employment with the Company, or any period for which he is receiving severance under the terms of this Separation Agreement, he will not become engaged in any "Competitive Activity" (as defined below).

      "Competitive Activity" means: (A) Directly or indirectly, engaging, assisting or participating in, whether as a President, CEO, Vice President, director, officer, employee, agent, manager, consultant, partner, owner or independent contractor or other participant, any business, firm, corporation, partnership, enterprise or organization that competes with the business engaged or hereafter engaged in by the Company;
      (B) the sale, trade, service or production or attempted sale, trade, service or production of genomics. (C) the sale, trade, service or production or attempted sale, trade, service or production of products which are competitor products to the products produced, sold or designed by the Company facility in Research Triangle Park, North Carolina during his employment with the Company; and (D) employment, whether direct or as independent contractor, with Metabolon, Beyond Genomics, SurroMed, Phenomenome, Metabometrix, or Cantata, and any of their successor businesses or businesses which acquire these companies after the date of this Agreement.

5. Executive for twelve (12) months immediately following the date of this Agreement, shall not recruit or encourage employees of Paradigm to leave

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      paradigm to be hired by any company or business with which he affiliated or allow any such company or business, to the extent it is in his control, to engage in any activity which, were it done by him, would violate any provision of this Section 8; provided, however, that the Company acknowledges and agrees that a company or business with which you are affiliated may employee or engage Paradigm employees that have left Paradigm, so long as the company or business did not recruit or encourage the Paradigm employee to leave (it being understood that discussions, whether occurring before or after the date of this Agreement, resulting from general employment advertisements or initiated by Paradigm employees, do not constitute recruitment or encouragement to leave.

6. The parties agree that Paradigm has no prior legal obligations to provide the additional monetary payments and other benefits specified in Paragraph 3, which are exchanged for Executive's promises and agreements herein.

7. Executive agrees that the only consideration for signing this Agreement are the terms stated herein and that no other promises or assurances of any kind have been made to him by Paradigm, its attorneys, or any other person as inducement to sign this Agreement. Therefore, this Agreement constitutes the entire understanding of the parties, and no representation, promise or inducement not included herein shall be binding upon the parties.

8. Executive agrees that he will not disclose matters relating to the contents of this Agreement, including the amount of monetary payments and other benefits, to anyone other than his spouse, attorneys, and accountants or financial advisors for professional counseling. Executive also agrees that he will take every precaution to ensure that his spouse, attorneys, accountants or financial advisors maintain the confidentiality provisions of this Agreement before any disclosure is made as permitted by this paragraph.

9. Executive understands and agrees that Paradigm's obligation to perform under this Agreement is constituted upon Executive's performance of all agreements, releases, and covenants to Paradigm as set forth herein.

10. Executive acknowledges that he possesses sufficient education and experience to fully understand the terms of this Agreement as it has been written, the legal and binding effect of this Agreement, and the exchange of monetary payments and other benefits for promises herein.

11. This Agreement shall endure to and be binding upon the parties hereto, the respective heirs, legal representatives, successors, and assigns.

12. This Agreement is made and entered into in the State of North Carolina and shall in all respects be construed, enforced, and governed in accordance with the laws of North Carolina, except as federal laws may apply.

13. In the event that one or more of the provisions, or portions thereof, of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby, and each remaining provision or portion

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      thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

14. Executive states that he has carefully read the foregoing Agreement, that the terms are fully understood, and that he voluntarily accepts these terms and signs the same as his own free act.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first below written.

                                             PARADIGM GENETICS, INC.

                                             By: /s/ Heinrich Gugger
                                                -------------------------------
                                                  For Paradigm Genetics, Inc.

                                             Date: 11/20/02
                                                  -----------------------------

Accepted and agreed this 20th day of November, 2002.

 /s/  James D. Bucci
-----------------------------------------
      James D. Bucci

I acknowledge that I have been advised that I have up to forty-five (45) days to consider this Agreement and I may revoke my agreement within seven (7) days of signing.

                                             Date
----------------------------------               -------------------------
      James D. Bucci


ATTACHMENT A

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FORM OF RELEASE

1. Executive hereby fully and expressly, knowingly, voluntarily and unconditionally releases, acquits, and forever discharges Paradigm, its past and present owners, stockholders, agents, directors, officers, employees, divisions, subsidiaries and affiliates, predecessors, successors and assigns (collectively referred to as Releasers) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, rights, demands, losses, debts, expenses, and attorney fees and cost of any nature whatsoever, known or unknown, with regard to any transaction or event occurring prior to the date of this Agreement.

2. Executive agrees and understands that this release includes, but is not limited to, all claims under Title VII of the Civil Rights act of 1964, 42 U.S.C.Section 2000e, et. seq., as amended, the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et. seq., the Rehabilitation act of 1973, 29 U.S.C. Section 701 et. seq., and all other federal or state laws and statutes or common law claims arising out of, or relating to his employment with Paradigm or with regard to any other transactions or events occurring prior to the date of this Agreement. Executive further agrees that he will not file, commence, prosecute or participate in any charge, claim, or lawsuit against Paradigm or any Releasers based on or arising from the matters released herein. Executive also agrees to indemnify and hold Paradigm harmless from any claims and expenses Paradigm may incur as a result of any failure by Executive to pay taxes, which may be due as a result of the payment by Paradigm herein.

3. Executive further agrees and understands that this Agreement includes, but is not limited to, all claims under the Federal Age Discrimination and Employment Act of 1967, as amended, 29 U.S.C. Section 621, et. seq., and any other state or local laws concerning age discrimination, which may have arisen prior to the date of this Agreement. Executive acknowledges that he has been advised by Paradigm that he has up to forty-five (45) days to consider this Agreement and that he may revoke his acceptance of this Agreement within seven (7) days of signing. Further, Executive acknowledges that he is advised to consult with legal counsel of his own choice and at his own expense to seek clarification of any of the Agreement's terms prior to signing this Agreement.

4. Executive agrees that he will not use for himself nor will he disclose to any other person, business, company or corporation any trade secret, data, knowledge or other proprietary information of or about Paradigm or its affiliates. Further, in accordance with normal ethical and professional standards, Executive will refrain from taking actions or making statements, written or oral, which disparage or defame the goodwill or reputation of Paradigm, its affiliates or their present/former directors, officers, executives, and employees, or make statements which could adversely affect the morale of other Paradigm employees. Furthermore, Paradigm agrees, when requested by a prospective employer for Executive that it will give a positive recommendation. Any reference requests must be referred to the Vice President, Human Resources.

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5.    Executive acknowledges and recognizes that his violation of this Agreement will cause Paradigm irreparable damage and Paradigm will have no adequate remedy at law for such violation. Accordingly, Executive agrees that Paradigm shall be entitled as a matter of right to an injunction out of any court of competent jurisdiction, restricting any further violation of the Agreement or covenants contained therein. Such right to injunctive relief shall be cumulative and in addition to any other remedies Paradigm may have at law, including the right to recover from Executive the entire amount paid to Executive under the Agreement Related to Severance between Executive and Paradigm, dated November 22, 2002. Nothing in this Agreement shall be construed to abridge or limit in any way Executive's ability to enjoy the benefits of this Agreement, nor shall any terms of this Agreement be construed to limit any resource, right or remedy at law or in equity, which Executive may have for breach thereof. Further, Executive hereby agrees to indemnify and hold Paradigm and each of the Releasers harmless from and against all loss, damage or expense, including without limitation, attorneys' fees and costs incurred by Paradigm, or any Releaser arising out of Executive's breach of this Agreement.

6. This Agreement shall endure to and be binding upon the parties hereto, the respective heirs, legal representatives, successors, and assigns.

7. This Agreement is made and entered into in the State of North Carolina and shall in all respects be construed, enforced, and governed in accordance with the laws of North Carolina, except as federal laws may apply.

8. In the event that one or more of the provisions, or portions thereof, of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby, and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

9. Executive further states that he has carefully read the foregoing Agreement, that the terms are fully understood, and that he voluntarily accepts these terms and signs the same as his own free act.


      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first below written.

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                                             PARADIGM GENETICS, INC.

                                             By:
                                                -------------------------------
                                                  For Paradigm Genetics, Inc.


                                             Date:
                                                  -----------------------------

Accepted and agreed this ______ day of November, 2002.


-----------------------------------------
      James D. Bucci

I acknowledge that I have been advised that I have up to forty-five (45) days to consider this Agreement and I may revoke my agreement within seven (7) days of signing.

                                             Date
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        James D. Bucci